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                                                                    EXHIBIT 10.3


October 2, 1995


James W. McCourt
1717 E. Harrison
Harlingen, Texas 78550


RE: Compensation for $500,000 Guaranty of Equipment Line of Credit


Dear Jim:


Please allow this letter to serve as American Telesource International, Inc.'s ("ATI") agreement to compensate you, James McCourt ("McCourt"), for your guaranty of a $500,000 line of credit to assist ATI in the acquisition of equipment associated with its business.


ATI shall grant McCourt 5% of the value of the credit line ($25,000 U.S.) in common stock, at 90% of the Bid price, the day said line is fully approved and drawn upon by ATI.


ATI shall grant McCourt an additional 5% of the value of the credit line ($25,000 U.S.) in common stock, at 90% of the Bid price, on each anniversary date that said line carries McCourt's guaranty. The anniversary date shall be defined as the first date in which ATI draws funds.


If this meets with your approval and understanding, please so indicate in the space provided for below, and return an executed copy to the undersigned.


Thank you.


Sincerely,
AMERICAN TELESOURCE INTERNATIONAL, INC.


Arthur L. Smith
---------------


Arthur L. Smith
President


ALS:cc



AGREED TO AND ACCEPTED THIS 5th DAY OF OCTOBER, 1995.


                                  By:     James W. McCourt
                                          ----------------
                                          James W. McCourt